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Exhibit 23.

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K, into the Company's previously filed Registration Statement File No. 333-71191 and 333-39414.


/s/ Arthur Andersen, LLP


Vienna, Virginia
June 27, 2000